[Letterhead of Cronin & Company]




EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Magicinc.com
530 North Federal Highway
Fort Lauderdale, Florida 33301

We hereby consent to the use of our report dated December 3, 1999, for the periods ended October 31, 1999 and December 31, 1998, in the Form 10-SB in accordance with Section 12 of the Securities Exchange Act of 1934.

/s/ Cronin & Company
July 5, 2000



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